                                                                      Exhibit 12

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          ($ IN MILLIONS EXCEPT RATIOS)

                                                                                              YEAR ENDED
                                                           ------------------------------------------------------------------------
                                                               2004           2003           2002           2001           2000
                                                           ------------   ------------   ------------   ------------   ------------
Consolidated pretax income from continuing operations
  before minority interest, equity in earnings of
  affiliates, accounting changes and extraordinary items   $      247.8   $      372.3   $      119.4   $     (427.5)  $      355.4

Less undistributed earnings in unconsolidated affiliates            n/a            n/a            n/a            n/a           (1.0)

Interest expense on debt                                           49.1           48.6           71.8           45.7           16.1

Interest portion of rental expense                                 15.5           14.3           15.3            7.7            0.9
                                                           ------------   ------------   ------------   ------------   ------------

Earnings                                                   $      312.4   $      435.2   $      206.5   $     (374.1)  $      371.4
                                                           ============   ============   ============   ============   ============

Interest expense on debt                                           49.1           48.6           71.8           45.7           16.1

Interest portion of rental expense                                 15.5           14.3           15.3            7.7            0.9
                                                           ------------   ------------   ------------   ------------   ------------

Fixed charges                                                      64.6           62.9           87.1           53.4           17.0
                                                           ============   ============   ============   ============   ============

RATIO OF EARNINGS TO FIXED CHARGES                                  4.8            6.9            2.4           (7.0)          21.8